Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Foot Locker, Inc.:

We consent to the incorporation by reference in the following registration statements of Foot Locker, Inc. and subsidiaries of our reports dated April 2, 2019, with respect to the consolidated balance sheets of Foot Locker, Inc. and subsidiaries as of February 2, 2019 and February 3, 2018, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended February 2, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of February 2, 2019, which reports appear in the February 2, 2019 annual report on Form 10‑K of Foot Locker, Inc.

Form S-8 No. 33-10783

Form S-8 No. 33-91888

Form S-8 No. 33-91886

Form S-8 No. 33-97832

Form S-8 No. 333-07215

Form S-8 No. 333-21131

Form S-8 No. 333-62425

Form S-8 No. 333-33120

Form S-8 No. 333-41056

Form S-8 No. 333-41058

Form S-8 No. 333-74688

Form S-8 No. 333-99829

Form S-8 No. 333-111222

Form S-8 No. 333-121515

Form S-8 No. 333-144044

Form S-8 No. 333-149803

Form S-3 No. 33-43334

Form S-3 No. 33-86300

Form S-3 No. 333-64930

Form S-8 No. 333-167066

Form S-8 No. 333-171523

Form S-8 No. 333-190680

Form S-8 No. 333-196899

/s/ KPMG LLP

New York, New York

April 2, 2019